Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
On April 1, 2020, Heska Corporation (“Heska” or the “Company”) completed its previously announced acquisition (“Acquisition”) of 100% of the capital stock of scil animal care company GmbH (“scil”) from Covetrus Animal Health Holdings Limited (the “Seller”), a subsidiary of Covetrus, Inc. (“Covetrus”), pursuant to the terms and conditions of the agreement regarding the sale and purchase of the sole share of scil, dated as of January 14, 2020, as amended by the amendment agreement dated as of April 1, 2020, by and among the Company, Heska GmbH, a subsidiary of the Company, Covetrus, the Seller and Covetrus Financing Holding, Ltd.
Set forth below are the unaudited pro forma condensed combined balance sheet as of December 31, 2019 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 (together with the notes to the unaudited pro forma financial statements, the “pro forma financial statements”), that have been derived from the historical consolidated financial statements of Heska and scil after giving pro forma effect to the Acquisition. The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements. In addition, the unaudited pro forma financial statements should be read in conjunction with the audited consolidated financial statements of Heska and the audited combined financial statements of scil and its subsidiaries, as of and for the year ended December 31, 2019.
The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition took place as of December 31, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 is presented as if the Acquisition occurred on January 1, 2019.
The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, and any excess value of the consideration transferred over the net assets will be recognized as goodwill. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the assumed acquisition date of December 31, 2019 based on management’s preliminary estimate of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available. Each of the adjustments is preliminary and is based on certain estimates and currently available information and is subject to further adjustments as additional information becomes available and as additional analyses are performed. Management believes that all significant adjustments necessary to reflect the effects of the Acquisition are included in the accompanying unaudited pro forma financial statements and are deemed to be reasonable. As the final valuations are performed, increases or decreases in the fair value of relevant balance sheet amounts and their useful lives will result in adjustments, which may be material to the balance sheet and/or the statement of operations.
The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the accompanying unaudited pro forma financial statements. The unaudited pro forma financial statements are not necessarily indicative of what the actual consolidated financial position or results of operations of Heska and scil would have been as of and for the periods presented, nor does it purport to represent the future consolidated financial position or results of operations of Heska and scil.
The unaudited pro forma financial statements do not reflect the impact of any potential cost savings, operating synergies or efficiencies that the combined company may achieve as a result of the acquisition, nor the costs that may be incurred to achieve such benefits.

HESKA CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2019
(in thousands)

		scil	Pro Forma		Pro Forma
	Heska	As Adjusted (i)	Adjustments	Note	Combined
ASSETS
Current assets:
Cash and cash equivalents	$89,030	$6,458	$10,759	(A,H)	$106,247
Accounts receivable, net	15,161	11,404	(279)	(E)	26,286
Inventories, net	26,601	11,641	(268)	(I)	37,974
Net investment in leases, current, net	3,856	292	—		4,148
Prepaid expenses	2,219	945	—		3,164
Other current assets	3,000	195	—		3,195
Total current assets	139,867	30,935	10,212		181,014

Property and equipment, net	15,469	15,438	3,935	(B)	34,842
Operating lease right-of-use assets	5,726	964	—		6,690
Goodwill	36,204	6,141	39,502	(C)	81,847
Other intangible assets, net	11,472	3,611	40,656	(D)	55,739
Deferred tax asset, net	6,429	627	—		7,056
Net investment in leases, non-current	14,307	1,062	—		15,369
Investments in unconsolidated affiliates	7,424	42	13	(L)	7,479
Other non-current assets	7,526	314	—		7,840
Total assets	$244,424	$59,134	$94,318		$397,876

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,600	$9,494	$(279)	(E)	$15,815
Accrued liabilities	6,345	4,568	—		10,913
Accrued purchase consideration payable	14,579	—	—		14,579
Current operating lease liabilities	1,745	373	—		2,118
Current portion of deferred revenue, and other	2,930	3,016	52	(K)	5,998
Total current liabilities	32,199	17,451	(227)		49,423

Convertible note, long-term, net	45,348	—	—		45,348
Deferred revenue, net of current portion	5,966	226	8	(K)	6,200
Other long-term borrowings	1,121	—	—		1,121
Non-current operating lease liabilities	4,413	597	—		5,010
Deferred tax liability	691	1,789	11,534	(F)	14,014
Other liabilities	152	288	—		440
Total liabilities	89,890	20,351	11,315		121,556

Redeemable non-controlling interest and mezzanine equity	170	—	—		170

Stockholders' equity:
Preferred stock	—	—	1	(H)	1
Original common stock	—	—	—		—
Public common stock	79	—	—		79
Additional paid-in capital	290,216	—	121,785	(H)	412,001
Net parent investment	—	38,886	(38,886)	(J)	—
Accumulated other comprehensive income (loss)	513	(103)	103	(J)	513
Accumulated deficit	(136,444)	—	—		(136,444)
Total stockholders' equity	154,364	38,783	83,003		276,150
Total liabilities, mezzanine equity and stockholders' equity	$244,424	$59,134	$94,318		$397,876

(i)	Refer to Note 4 for additional details regarding reclassifications and currency conversion to conform with that of Heska Corporation.

See notes to the unaudited pro forma condensed combined financial statements.

HESKA CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2019
(in thousands, except per share amounts)

		scil	Pro Forma		Pro Forma
	Heska	As Adjusted (i)	Adjustments	Note	Combined
Revenue:
Core companion animal	$106,570	$81,212	$(2,008)	(E)	$185,774
Other vaccines and pharmaceuticals	16,091	—	—		16,091
Total revenue, net	122,661	81,212	(2,008)		201,865

Cost of revenue	68,212	55,927	(1,824)	(B,D,E)	122,315

Gross profit	54,449	25,285	(184)		79,550

Operating expenses:
Selling and marketing	27,678	13,414	2,312	(B,D)	43,404
Research and development	8,240	—	—		8,240
General and administrative	18,204	11,359	(185)	(B,G)	29,378
Total operating expenses	54,122	24,773	2,127		81,022
Operating income	327	512	(2,311)		(1,472)
Interest and other expense (income), net	2,910	140	—		3,050
(Loss) income before income taxes and equity in losses of unconsolidated affiliates	(2,583)	372	(2,311)		(4,522)
Income tax (benefit) expense:
Current income tax expense	359	243	—		602
Deferred income tax (benefit) expense	(1,805)	(453)	(626)	(F)	(2,884)
Total income tax (benefit) expense	(1,446)	(210)	(626)		(2,282)

Net (loss) income before equity in losses of unconsolidated affiliates	(1,137)	582	(1,685)		(2,240)
Equity in losses of unconsolidated affiliates	(594)	—	—		(594)
Net (loss) income, after equity in losses of unconsolidated affiliates	(1,731)	582	(1,685)		(2,834)
Net loss attributable to non-controlling interest	(266)	—	—		(266)
Net (loss) income attributable to Heska Corporation	$(1,465)	$582	$(1,685)		$(2,568)

Basic (loss) earnings per share attributable to Heska Corporation	$(0.20)	$—	$—		$(0.34)
Diluted (loss) earnings per share attributable to Heska Corporation	$(0.20)	$—	$—		$(0.34)

Weighted average outstanding shares used to compute basic (loss) earnings per share attributable to Heska Corporation	7,446	—	—		7,446
Weighted average outstanding shares used to compute diluted (loss) earnings per share attributable to Heska Corporation	7,446	—	—		7,446

(i)	Refer to Note 4 for additional details regarding reclassifications and currency conversion to conform with that of Heska Corporation.

See notes to the unaudited pro forma condensed combined financial statements.

HESKA CORPORATION AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands of dollars, except per share data and share amounts)

1.	Basis of Presentation
The accompanying unaudited pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X using the acquisition method of accounting under U.S. generally accepted accounting principles and are based on the historical consolidated and combined financial information of Heska and scil. The historical financial information has been adjusted to give pro forma effect to events that are: (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact. The pro forma adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed.
The unaudited pro forma condensed combined balance sheet (“pro forma balance sheet”) is presented “as if” the Acquisition had occurred on December 31, 2019. The unaudited pro forma condensed combined statement of operations (“pro forma statement of operations”) for the year ended December 31, 2019 is presented “as if” the Acquisition had occurred on January 1, 2019, representing the beginning of the earliest period presented.
Heska performed certain procedures for the purpose of identifying material differences in significant accounting policies between Heska and scil and any accounting policy alignment adjustments that would be required in order to conform scil’s historical financial statements to Heska’s financial statement presentation. Procedures performed by Heska involved a review of scil’s summary of significant accounting policies, including those disclosed in scil’s audited financial statements in Exhibit 99.2 and preliminary discussion with scil management regarding scil’s significant accounting policies to identify material differences. The historical combined financial statements of scil were prepared in euros, and therefore, have been translated to U.S. dollars to conform with Heska’s financial statement presentation. Refer to Note 4 - Accounting Policy Alignment and Reclassifications for more details.

2.	Purchase Price Allocation
The Acquisition has been accounted for using the acquisition method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, Fair Value Measurements, as of the Acquisition date. Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded at the effective date of the Acquisition at their respective fair values and added to those of Heska.
The total purchase consideration of $111,027 was paid in cash and was allocated to the pro forma assets acquired and liabilities assumed based on a preliminary estimate of their fair values as if the Acquisition had taken place on December 31, 2019. The total purchase consideration is subject to customary working capital adjustments.

The information below represents the preliminary purchase price allocation of scil:

Total purchase consideration	$111,027
Current assets, including cash acquired	19,294
Inventories, net	11,373
Property and equipment, net	19,373
Other intangible assets, net	44,267
Deferred tax asset, net	627
Investments in unconsolidated affiliates	55
Other assets	2,340
Total assets	97,329
Current liabilities	16,468
Current portion of deferred revenue	1,035
Deferred revenue, net of current portion	234
Deferred tax liability	13,323
Other liabilities	885
Net assets acquired	$65,384
Goodwill	$45,643
As indicated above, Heska has made preliminary purchase price allocations based on currently available information. The final determination of the fair value of the assets acquired and liabilities assumed is expected to be completed as soon as practicable.
The amounts allocated to assets acquired and liabilities assumed in the Acquisition could differ materially from the preliminary amounts presented in these unaudited pro forma financial statements. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the Acquisition from those estimates presented in these unaudited pro forma financial statements would result in a corresponding increase in the amount of Goodwill from the Acquisition. In addition, if the value of the acquired assets is higher or lower than indicated, it may result in higher or lower amortization and depreciation expense than is presented in these unaudited pro forma financial statements.

3.	Pro Forma Adjustments
Adjustments included in the columns labeled “Pro Forma Adjustments” in the unaudited pro forma financial statements are as follows:
(A) Represents the adjustment for cash consideration of approximately $111,027 paid to effect the Acquisition.

(B) Represents the preliminary estimated fair value adjustment to Property and equipment to reflect the preliminary fair market value and related depreciation expense, calculated on a straight-line basis:

	Preliminary Fair Value	Useful Life (years)	Depreciation Expense Year Ended December 31, 2019
Land	$2,042	n/a	$—
Building	6,630	28.1	236
Machinery and Equipment	8,858	3.8	2,344
Office furniture and equipment	440	2.2	196
Computer hardware and software	1,031	1.8	558
Leasehold and building improvements	372	8.3	45
Total	19,373		3,379
Less: scil historical Property and equipment, net and depreciation expense	15,438		2,807
Pro forma adjustment	$3,935		$572
Adjustment to Cost of revenue			96
Adjustment to Selling and marketing expense			(13)
Adjustment to General and administrative expense			489
With other assumptions held constant, a 10% increase in fair value for Property and equipment would increase annual pro forma depreciation expense by approximately $338.
(C) Reflects the estimated adjustment to Goodwill as a result of the Acquisition:

Preliminary purchase price	$111,027
Less: estimated fair value of net assets acquired	65,384
Total estimated Goodwill	45,643
Less: scil historical Goodwill	6,141
Pro forma adjustment	$39,502
(D) Reflects the preliminary estimated fair value adjustment to recognize identifiable intangible assets and related amortization expense, calculated on a straight-line basis:

	Preliminary Fair Value	Useful Life (years)	Amortization Expense Year Ended December 31, 2019
Customer relationships	$36,095	10	$3,610
Non-compete agreement	59	2	30
Internally developed software	350	3-5	88
Trademarks and trade names	7,489	n/a	—
Trademarks (Canada)	66	0.8	66
Backlog	208	0.2	208
Total	44,267		4,001
Less: scil historical Other intangible assets, net, and amortization expense	3,611		1,588
Pro forma adjustment	$40,656		$2,413
Adjustment to Cost of revenue			88
Adjustment to Selling and marketing expense			2,325

With other assumptions held constant, a 10% increase in the fair value for amortizable intangible assets would increase annual pro forma amortization by approximately $1,568.
(E) Represents the adjustment to eliminate intercompany transactions of $2,008 in core companion animal revenue and cost of revenue between Heska and scil during the year ended December 31, 2019, as well as the $279 in accounts payable and accounts receivable for the respective companies as of December 31, 2019.
(F) Represents the adjustment for estimated deferred income tax expense and estimated deferred tax liability to adjust for the estimated effects of combining Heska’s and scil’s operations and the impact of pre-tax pro forma adjustments, based on the blended scil statutory tax rate of 27.11%.
(G) Represents the adjustment to remove transaction costs of $674 included in the historical financial statements that will not be recurring.
(H) Represents the adjustment to record the cash proceeds of $121,786, net of offering cost of $214 from the issuance of 122,000 shares of Series X Convertible Preferred Stock on March 30, 2020 at a price of $1,000 per share and par value of $0.01 per share, the net proceeds from which were used to finance the Acquisition. Preferred shares do not participate in the loss and therefore, were not included in the calculation of basic EPS. Preferred shares were not included in calculation of diluted EPS due to the net loss position.
(I) Represents the adjustment to step-down Inventories to its estimated fair value based on the preliminary purchase price allocation.
(J) Represents the adjustment to eliminate scil historical equity as part of the Acquisition purchase price allocation.
(K) Represents the adjustment to Deferred revenue to its estimated fair value based on the preliminary purchase price allocation.
(L) Represents the adjustment to step-up the Investment in unconsolidated affiliates to its estimated fair value based on the preliminary purchase price allocation.
4.    Accounting Policy Alignment and Reclassifications
The historical combined financial statements of scil were prepared in accordance with U.S. GAAP and reported in euros. The historical combined financial information of scil presented in the unaudited pro forma condensed combined financial information has been translated to U.S. dollars. The foreign currency rates used to convert the historical combined financial statements to U.S. dollars are presented below.
Based upon the available information, Heska did not identify accounting policy differences that would have a material impact on the unaudited pro forma condensed combined financial data and therefore no pro forma adjustments were necessary. Heska will continue reviewing scil’s accounting policies in more detail. As a result of that review, Heska may identify differences between the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial data.
Certain historical financial statement line items of scil were reclassified in order to conform to Heska’s presentation as follows:

SCIL ANIMAL CARE COMPANY GMBH
COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2019
(in thousands)

			Heska	Heska
			Classification	Classification
	scil (EUR)	Reclassifications	(EUR)	(USD)(i)
ASSETS
Current assets:
Cash and cash equivalents	€5,758	€—	€5,758	$6,458
Accounts receivable, net	10,168	—	10,168	11,404
Inventories, net	10,379	—	10,379	11,641
Net investment in leases, current, net	—	260	260	292
Prepaid expenses	1,277	(434)	843	945
Other current assets	—	174	174	195
Total current assets	27,582	—	27,582	30,935

Property and equipment, net	14,624	(859)	13,765	15,438
Operating lease right-of-use assets	—	859	859	964
Goodwill	5,475	—	5,475	6,141
Other intangible assets, net	3,220	—	3,220	3,611
Deferred tax asset, net	—	559	559	627
Net investment in leases, non-current	—	947	947	1,062
Investments in unconsolidated affiliates	—	38	38	42
Other non-current assets	1,824	(1,544)	280	314
Total assets	€52,725	€—	€52,725	$59,134

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	€8,465	€—	€8,465	$9,494
Accrued liabilities	2,373	1,700	4,073	4,568
Current operating lease liabilities	—	333	333	373
Current portion of deferred revenue, and other	—	2,689	2,689	3,016
Other liabilities	4,722	(4,722)	—	—
Total current liabilities	15,560	—	15,560	17,451

Deferred revenue, net of current portion	—	201	201	226
Non-current operating lease liabilities	—	533	533	597
Deferred tax liability	—	1,595	1,595	1,789
Other liabilities	2,586	(2,329)	257	288
Total liabilities	18,146	—	18,146	20,351

Net parent investment	34,671	—	34,671	38,886
Accumulated other comprehensive income (loss)	(92)	—	(92)	(103)
Total stockholders' equity	34,579	—	34,579	38,783
Total liabilities and stockholders' equity	€52,725	€—	€52,725	$59,134

(i)	Euro amounts are converted to U.S. Dollars at an exchange rate of 1.1216 for the balance sheet as of December 31, 2019.

SCIL ANIMAL CARE COMPANY GMBH
COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2019
(in thousands)

			Heska	Heska
			Classification	Classification
	scil (EUR)	Reclassifications	(EUR)	(USD)(i)
Revenue:
Net Sales	€72,532	€(72,532)	€—	$—
Core companion animal	—	72,532	72,532	81,212
Total revenue, net	72,532	—	72,532	81,212

Cost of revenue	—	(49,950)	49,950	55,927
Cost of sales	(49,950)	49,950	—	—
Gross profit	22,582	—	22,582	25,285

Operating expenses:
Selling, general and administrative	(22,125)	22,125	—	—
Selling and marketing	—	(11,980)	11,980	13,414
General and administrative	—	(10,145)	10,145	11,359
Total operating expenses	(22,125)	—	22,125	24,773
Operating income	457	—	457	512
Interest and other expense (income), net	—	(125)	125	140
Other income (expense)	(125)	125	—	—
(Loss) income before income taxes and equity in losses of unconsolidated affiliates	332	—	332	372
Income tax (benefit) expense:
Income tax benefit	188	(188)	—	—
Current income tax expense	—	(217)	217	243
Deferred income tax (benefit) expense	—	405	(405)	(453)
Total income tax (benefit) expense	188	—	(188)	(210)

Net income	€520	€—	€520	$582

(i)	Euro amounts are converted to U.S. Dollars at an average exchange rate of 1.1197 for the statement of operations for the year ended December 31, 2019.